EXHIBIT 10.2

PROMISSORY NOTE

 $485,000                                                                                                                                               November 12, 2010

FOR VALUE RECEIVED, Holms Energy, LLC, a Nevada company ("Borrower"), promises to pay to the order of Multisys Language Solutions, Inc., a Nevada Corporation, (the "Holder"), the sum of Four Hundred and Eighty-Five Thousand Dollars ($485,000) in legal and lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid as provided below, pursuant to the terms and condition below.  Payment for all amounts due hereunder shall be made at the principal office of Holder at 8045 Dolce Volpe Ave, Las Vegas, NV 89178, or such other address as the Holder may hereafter direct in writing.

The following is a statement of the rights of the Holder of this Promissory Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note agree:

1.  Interest/Debt Service.  This Note shall bear simple interest at the rate of 0% per annum on the unpaid principal balance of this Note from the date of this Note until the first anniversary date hereof (the "Maturity Date").

Except as otherwise provided herein, the principal amount of this Note shall be due and payable on the Maturity Date.  All past due principal and interest shall bear simple interest from maturity until paid at the rate of 0% per annum.  Payments hereunder shall be applied first to the accrued and unpaid interest and then to the unpaid principal balance of this Note.  The Maturity date will be December 11, 2010.

2.  Terms and Conditions.  Holder is making a loan in the amount of Four Hundred, Eighty-Five Thousand ($485,000) Dollars to the Borrower, and the Borrower will be required to apply $100,000 of the loan to the pending Asset Purchase Agreement between the Borrower and the Holder upon; 1) the successful completion of the Holder in its current private placement, dated June 28, 2010 and extended to November 30, 2010, and 2) the exercising of the Option to Purchase Assets Agreement with Holms.

It is mandatory that $385,000 of the loan must be used by the Borrower on or before November 15, 2010, to exercise the Option to Purchase Mineral Rights Agreement between the Borrower and Rocky and Evenette Greenfield.  Upon the successful completion of the Holder in it’s current private placement and the exercising of the Option to Purchase Assets Agreement with the Borrower, Borrower will assign these full Greenfield mineral rights to the Holder evenly in exchange of the $385,000 loan owed.

3.  Events of Default.  If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, at the Holder’s option, in addition to any other rights the Holder may have in equity or at law, declare this Note mature, and the acquired Greenfield mineral rights held by the Borrower, used as collateral, will be assigned to the Holder.  The Greenfield mineral rights shall be due and owed immediately without presentment, protest, demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, notice of protest, or other notice of any kind, all of which are hereby expressly waived by Borrower:

(i)

The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Borrower in furtherance of any such action; or

(ii)

If, within sixty (60) days after the commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Borrower or all orders or proceedings thereunder affecting the operations or the business of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Borrower of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, such appointment shall not have been vacated; or

4.  Waivers.  Unless otherwise specifically set forth in this Note, Borrower waives (i) all  notices, demands and presentments for payments, (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor, and (iii) diligence in taking any action to collect amounts hereunder and in the handling of any collateral securing this Note.

5.  Prepayment.  Borrower shall have no right to prepay some or all of the outstanding principal and interest due on this Note at any time prior to the Maturity Date.

6.  Assignment.  This Note shall be binding upon Borrower and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its successors and assigns.

7.  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of Borrower and the Holder of this Note.  Borrower hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

8.  Transfer of this Note or Securities Issuable on Conversion Hereof.  This Note may be sold, transferred, assigned or otherwise disposed of by the Holder.  With respect to any proposed sale, transfer, assignment or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to Borrower prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, if Borrower should require, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).

It is the intention of the parties that this Note shall be a negotiable instrument.  Any provision of this Note which precludes this Note from being a negotiable instrument shall be deemed waived.

Each Note thus transferred and each certificate representing the Notes thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Bakken Resources, Inc., such legend is not required in order to ensure compliance with the Act.

9.  Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below:

If to the Borrower:

Holms Energy, LLC

470 Holms Gulch Rd.

Helena , MT 59601

If to the Holder:

Multisys Language Solution, Inc.

8045 Dolce Volpe Ave.

Las Vegas, NV

Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or fax in the manner set forth above and shall be deemed to have been received when delivered.

10.  No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of Bakken Resources, Inc. or any other matters or any rights whatsoever as a stockholder of Bakken Resources, Inc., and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

11.  Failure or Indulgency Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.  Attorneys’ Fees.  If (i) this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is placed in the hands of an attorney for collection, and/or if this Note is collected by suit or through bankruptcy, probate, or other legal proceedings, and/or (ii) Borrower in any other way breaches any obligation(s) hereunder, Borrower agrees to pay all attorneys’ fees and other costs incurred by the Holder in connection therewith.

13.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

14.  Usury Laws.  This Note shall at all times be in strict compliance with applicable usury laws.  If at any time any interest contracted for, charged or received under this Note or otherwise in connection with this Note would be usurious under applicable law, then regardless of the provisions of this Note or any action or event (including, without limitation, prepayment of principal hereunder  or acceleration of maturity) which may occur with respect to this Note, it is agreed that all sums that would otherwise be usurious shall be immediately credited as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to Borrower.  All compensation which constitutes interest under applicable law in connection with this Note shall be amortized, prorated, allocated and spread over the full period of time any indebtedness that is owing under this Note, to the greatest extent permissible without exceeding the maximum rate of interest allowed by applicable law from time to time during such period.

15.  Headings; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

16.  Arbitration.  Any controversy or claim related to or arising out of this transaction shall be settled by arbitration, conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, or the Uniform Arbitration Act as adopted in Illinois, and the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") strictly in accordance with the terms of this Agreement and the substantive law of Illinois.

The arbitration shall be conducted at the Association’s regional office in Las Vegas, Nevada by three arbitrators.  Judgment upon the arbitrators’ award may be entered and enforced in any court of competent jurisdiction.

Neither party shall institute a proceeding hereunder unless at least fifteen days prior thereto such party shall have furnished to the other written notice by registered mail of its intent to do so.  Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration.

                                                                        Borrower

By: /s/Val M. Holms________________________

Val M. Holms, Managing Member

Holms Energy, LLC

Loan Fully Satisfied

By:_____________________________________

Janelle Edington, President

Multisys Language Solutions, Inc.

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